UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2018

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 17, 2018, Michele Trucksis, Ph.D., M.D. notified Seres Therapeutics, Inc. (the “Company”) of her resignation as the Executive Vice President and Chief Medical Officer of the Company. In connection with Dr. Trucksis’ resignation, on November 16, 2018, the Company entered into a separation agreement (the “Separation Agreement”) and a consulting agreement (the “Consulting Agreement”) with Dr. Trucksis.

Subject to the terms and conditions of the Separation Agreement and consistent with the terms of her employment agreement with the Company, the Company agreed to pay Dr. Trucksis twelve months of her current annual base salary, payable in equal installments pursuant to the Company’s normal payroll practices over the twelve months following her resignation date, and up to twelve months direct payment or reimbursement of continued medical, dental and vision continuation coverage premiums under the Company’s group plans, and Dr. Trucksis agreed to release all claims against the Company, subject to certain exceptions. Dr. Trucksis may rescind the Separation Agreement for a period of seven days following its execution, after which time the Separation Agreement will become effective.

Pursuant to the Consulting Agreement, Dr. Trucksis agreed to provide consulting and advisory services to the Company for not more than eight hours per week and otherwise as reasonably requested by the Company’s Chief Executive Officer until February 1, 2020 or the earlier termination of the Consulting Agreement by the Company for Dr. Trucksis’ material breach or by Dr. Trucksis for any reason. In exchange for these services, the Company agreed to pay Dr. Trucksis a monthly consulting fee equal to half of her current monthly salary and an additional one-time additional consulting fee in an amount determined in substantially the same manner as the method for determining the performance bonuses for the Company’s actively employed executive officers. Dr. Trucksis’ performance of consulting services under the Consulting Agreement constitute continuous service to the Company for purposes of the vesting and exercisability provisions of any equity-based awards of the Company held by Dr. Trucksis.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and the Consulting Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release by and between the Company and Dr. Michele Trucksis, effective November 16, 2018.

10.2	Consulting Agreement by and between the Company and Dr. Michele Trucksis, dated November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: November 21, 2018	By:	/s/ Thomas J. DesRosier
Name: Thomas J. DesRosier
Title: Executive Vice President and Chief Legal Officer